Exhibit 3.(a)

ARTICLES OF ORGANIZATION OF LEC LLC

The undersigned organizer, desiring to form a limited liability company under the Kentucky Limited Liability Company Act, hereby states the following:

1.                                      NAME. The name of the limited liability company is “LEC LLC”.

2.                                      REGISTERED AGENT. The name and address of the registered agent are:

John R. McCall

220 West Main Street

Louisville, Kentucky 40202

3.                                      PRINCIPAL OFFICE. The mailing address of the initial principal office of the limited liability company is:

220 West Main Street
Louisville, Kentucky 40202

4.                                      MANAGEMENT. The limited liability company is to be managed by one or more managers.

in Witness Whereof, the undersigned has duly executed these Articles of Organization this 29th day of December, 2003.

/s/ John R. McCall
John R. McCall, Organizer

CONSENT OF REGISTERED AGENT

The undersigned, having been named in these Articles of Organization as the registered agent of the Company, hereby consents to serve in that capacity.

/s/ John R. McCall
John R. McCall

The foregoing instrument was prepared by:

/s/ Gregory J. Meiman
Gregory J. Meiman
220 West Main Street, 11th Floor
Louisville, Kentucky 40202

2

ARTICLES OF MERGER OF LG&E ENERGY CORP. INTO LEC LLC

Pursuant to the provisions of KRS 271B.11-080 and KRS 275.360, the undersigned entities (“Constituent Entities”) hereby adopt the following Articles of Merger for the purpose of merging LG&E Energy Corp., a Kentucky corporation (“Corporation”), with and into LEC LLC, a Kentucky limited liability company (“Company”), which shall be the surviving entity in the Merger.

First:

The names of each of the Constituent Entities are LG&E Energy Corp. and LEC LLC. The Corporation is incorporated under the corporation laws of the Commonwealth of Kentucky and the Company is organized under the limited liability company laws of the Commonwealth of Kentucky.

SECOND:

The Agreement and Plan of Merger, duly authorized and approved by each of the Constituent Entities, is attached hereto as Exhibit A and is hereby incorporated by referenced herein as a part of these Articles of Merger.

THIRD:

The name of the surviving entity is LEC LLC. Pursuant to the Agreement and Plan of Merger attached hereto as Exhibit A, the Articles of Organization of the surviving entity are amended to change its name to “LG&E Energy LLC”.

FOURTH:	The Agreement and Plan of Merger was duly authorized and approved by each of the Constituent Entities in accordance with the laws of the Commonwealth of Kentucky.

Dated: December 30, 2003.

LG&E Energy Corp.

By:	/s/ John R. McCall
John R. McCall
Executive Vice President,
Corporate Secretary and
General Counsel
(“Corporation”)

1

LEC LLC

By:	/s/ S. Bradford Rives
S. Bradford Rives
Chief Financial Officer
(“Company”)

The foregoing instrument was prepared by:

/s/ Gregory J. Meiman
Gregory J. Meiman
220 West Main Street, 11th Floor
Louisville, Kentucky 40202

2

CONSENT OF REGISTERED AGENT

The undersigned, having been named in these Articles of Organization as the registered agent of the Company, hereby consents to serve in that capacity.

/s/ John R. McCall
John R. McCall

The foregoing instrument was prepared by:

/s/ Gregory J. Meiman
Gregory J. Meiman
220 West Main Street, 11th Floor
Louisville, Kentucky 40202

2

EXHIBIT A

AGREEMENT AND PLAN OF MERGER
BETWEEN

LG&E ENERGY CORP.

AND

LEC LLC

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is entered into and effective as of the 30th day of December, 2003, by and between (i) LG&E Energy Corp., a Kentucky corporation (“Corporation”), and (ii) LEC LLC, Kentucky limited liability company (“Company”)

1.                                      MERGER.

1.1                               Merger of the Corporation With and Into the Company.  Subject to the terms and conditions of this Agreement, the Corporation shall be merged with and into the Company (“Merger”), effective upon the filing of Articles of Merger with the Secretary of State of Kentucky (“Effective Time”). The separate existence of the Corporation as a corporation shall thereupon cease; the Company shall be the surviving entity and the separate existence of the Company as a limited liability company, with all its purposes, objects, rights, privileges, powers, franchises and interests, shall continue unaffected and unimpaired by the Merger. The Merger shall be pursuant to the provisions of, and with the effect provided in, the laws of the Commonwealth of Kentucky.

1.2                               Effect of Merger. At and after the Effective Time:

(a)                                  The Company shall possess all of the respective rights, privileges, powers, franchises and interests of the Corporation in and to every type of property (real, personal and mixed), and chooses in action, all of which shall be transferred to, and vested in, the Company by virtue of the Merger without any deed or other transfer and without reversion or impairment. Any action or proceeding, whether civil, criminal or administrative, pending by or against the Corporation may be continued as if the Merger did not occur, or the Company may be substituted in the proceeding for the Corporation in such action or proceeding.

(b)                                 The Company shall be liable for all liability of the Corporation, and all debts, liabilities, obligations and contracts of the Corporation, whether matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on the balance sheet, books of account or records of the Corporation, shall be those of the Company and shall not be released or impaired by the Merger. Further, all rights of creditors and other obligees and all liens on properties of the Corporation shall be preserved unimpaired.

1.3                               Articles of Organization, Operating Agreement and Management of Surviving Entity. The Company shall be the surviving entity pursuant to the Merger. At and after the Effective Time:

(a)                                  The Articles of Organization of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the surviving entity with the exception that Article 1 of the Articles of Organization shall be amended so as to be and read in its entirety as follows:

“1. NAME. The name of the limited liability company is “LG&E Energy LLC”.

(b)                                 The Operating Agreement of Company, as in effect immediately prior to the Effective Time, shall be the Operating Agreement of the surviving entity with the exception that the title and Article 2.1 of the Operating Agreement shall be amended so as to be and read in their entirety as follows:

“OPERATING AGREEMENT
OF
LG&E ENERGY LLC”

2.1                                 Name. The name of the Company shall be LG&E Energy LLC.

(c)                                  The management of Company as in effect immediately prior to the Effective Time, including any and all persons then serving as its officers and directors if the Operating Agreement provides for same, shall be the managers of the surviving entity until duly altered in accordance with the provisions of the laws of the Commonwealth of Kentucky and the surviving entity’s Articles of Organization and Operating Agreement.

1.4                               Additional Actions. If, at any time after the Effective Time, the Company shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm of record or otherwise, in the Company its right, title or interest in, to or under any of the rights, properties or assets of the Corporation acquired or to be acquired by the Company as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Corporation and the proper officers and directors of the Corporation shall be deemed to have granted to the Company an irrevocable power of attorney to (a) execute and deliver all such proper deeds, assignments and assurances in law, (b) do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Company and (c) otherwise carry out the purposes of this Agreement. The President of the Company is fully authorized in the name of the Corporation or otherwise to take any and all such actions.

2.                                      CONVERSION OF STOCK INTERESTS.

2.1                               Conversion of Company Interests. At the Effective Time:

(a)                                  Each share of Common Stock of the Corporation, no par value per share, (“Common Stock”) outstanding immediately prior to the Effective Time shall, ipso facto and without any action on the part of the holder thereof, become and be converted into one Unit of the Company.

(b)                                 Each interest in the Company held immediately prior to the Effective Time by LG&E Energy Corp shall be canceled and no consideration issued in respect thereof. Each interest in the Company held immediately prior to the Effective Time by E.ON US Investments Corp. shall remain issued and outstanding.

3.                                      EXCHANGE OF STOCK:  As soon as practicable after the Effective Time, and upon surrender to the Company of any certificate which prior to the Effective. Time shall have represented any shares of Common Stock, the Company shall cause to be distributed to the person or entity in whose name such certificate shall have been registered a certificate for the number of Units of the Company into which the shares of Common Stock previously represented by the surrendered certificate shall have been converted at the Effective Time. Until surrendered as contemplated by the preceding sentence, each certificate which immediately prior to the Effective Time shall have represented any shares of Common Stock shall be deemed at and after the Effective Time to represent only the right to receive the Units of the Company into which it shall have been converted.

4.                                      GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of laws rules.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

LG&E Energy Corp.

By:	/s/ John R. McCall
John R. McCall,
Executive Vice President,
Corporate Secretary and
General Counsel
(“Corporation”)

LEC LLC

By:	/s/ S. Bradford Rives
S. Bradford Rives
Chief Financial Officer
(“Company”)

ARTICLES OF AMENDMENT TO ARTICLES OF ORGANIZATION OF LG&E ENERGY LLC

Pursuant to the provisions of KRS 275.030, the following Articles of Amendment to the Articles of Organization of LG&E Energy LLC, a Kentucky limited liability company (the “Company”), are hereby adopted:

FIRST:                                                     The name of the limited liability company is LG&E Energy LLC.

SECOND:                                     The text of the amendment to Article 1 of the Company’s Articles of Organization is as follows:

“1. The name of the limited liability company is E.ON U.S. LLC”.

THIRD:                                                  The designated amendment was adopted by the Company’s sole member on December 1, 2005 in accordance with the provisions of KRS 275.030 and KRS 275.175.

FOURTH:                                      These Articles of Amendment shall be effective as of December 1, 2005.

DATED: Dec. 1, 2005	LG&E Energy LLC

	BY:	/s/ Daniel K. Arbough
Daniel K. Arbough
Treasurer

ARTICLES OF AMENDMENT TO ARTICLES OF ORGANIZATION OF E.ON U.S. LLC

Pursuant to the provisions of KRS 275.030, the following Articles of Amendment to the Articles of Organization of E.ON U.S. LLC, a Kentucky limited liability company (the “Company”), are hereby adopted:

FIRST:	The name of the limited liability company is E.ON U.S. LLC.

SECOND:	The text of the amendment to Article 1 of the Company’s Articles of Organization is as follows:

“1. The name of the limited liability company is LG&E and KU Energy LLC”.

THIRD:	The designated amendment was adopted by the Company’s sole member on November 1, 2010 in accordance with the provisions of KRS 275.030 and KRS 275.175.

FOURTH:	These Articles of Amendment shall be effective as of November 1, 2010.

DATED: November 1, 2010	E.ON U.S. LLC

	BY:	/s/ John R. McCall
John R. McCall
Executive Vice President, General
Counsel and Corporate Secretary